Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp. and

National Bancshares Corporation

Announce Approvals by Shareholders of Merger

CANFIELD, OHIO, June 12, 2015 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and National Bancshares Corporation (“National Bancshares”) (OTCQX: NBOH), the holding company for First National Bank of Orrville (“First National Bank”), today announced that the shareholders of each institution had approved the Agreement and Plan of Merger between Farmers and National Bancshares (the “Merger”).

“I am pleased by both companies’ strong shareholder support and happy that our shareholders recognized how meaningful this merger is to the long term performance of our company,” stated Kevin J. Helmick, President and Chief Executive Officer of Farmers.

As announced previously, in connection with the Merger, shareholders of National Bancshares will be entitled to receive 4.034 Farmers common shares or $32.15 in cash, for each common share of National Bancshares held, subject to proration and adjustment procedures which were described in the Joint Proxy Statement/Prospectus of Farmers and National Bancshares dated May 11, 2015.

All regulatory approvals for the Merger have been received, and Farmers and National Bancshares expect to complete the Merger on or about June 19, 2015.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with more than $1 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 19 banking locations in Mahoning, Trumbull, Columbiana, Stark and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

Upon the Merger completion, Farmers is projected to have assets of approximately $1.7 billion and will operate 33 branches.

ABOUT NATIONAL BANCSHARES CORPORATION

National Bancshares’ subsidiary, First National Bank, is headquartered in Orrville, Ohio with fourteen banking offices in Orrville, Massillon, Wooster, Apple Creek, Dalton, Kidron, Lodi, Mt. Eaton, Salem, Seville and Smithville.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate National Bancshares and First National Bank in accordance with expectations; deviations from performance expectations related to National Bancshares and First National Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.